UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 16, 2024

_______________________________

EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2024, Empire Petroleum Corporation (the “Company”) issued that certain Promissory Note in the aggregate principal amount of $5,000,000 (the “Note”) to Energy Evolution Master Fund, Ltd., a Cayman Islands exempted company (“Energy Evolution”). As of February 16, 2024, Energy Evolution has advanced the Company $2,500,000 under the Note. From time to time after February 16, 2024 and for a period of three months thereafter, upon at least ten business days prior written notice, Energy Evolution will advance up to another $2,500,000 to the Company, provided that no Event of Default (as defined in the Note) has occurred or is continuing. The proceeds of the Note will be used by the Company to fund, in part, its ongoing oil and gas drilling program and for working capital purposes.

The Note matures on February 15, 2026 (the “Maturity Date”) and accrues interest at the rate of 7% per annum. After the Maturity Date, any principal balance of the Note remaining unpaid accrues interest at the rate of 9% per annum. At the option of Energy Evolution, interest payments will be paid either in cash or in shares of common stock of the Company on each of the following dates (or if any such date is not a business day, the next following business day) (each an “Interest Payment Date”), except upon the occurrence of an Event of Default, in which case interest will accrue and be paid in cash on demand: (i) March 31, 2024; (ii) June 30, 2024; (iii) September 30, 2024; (iv) December 31, 2024; (v) March 31, 2025; (vi) June 30, 2025; (vii) September 30, 2025; (viii) December 31, 2025; and (ix) the Maturity Date. All or any portion of the outstanding principal amount of the Note may be converted into shares of common stock of the Company at a conversion price of $6.25 per share (the “Conversion Price”), at the option of Energy Evolution, at any time and from time to time. If the full principal amount of the Note is drawn and converted into shares of common stock of the Company, 800,000 shares would be issued (without giving effect to any interest that may be converted). Accrued interest on the principal amount converted will be due on the applicable date of conversion in cash or, at the option of Energy Evolution, by issuance of shares of common stock of the Company in the manner set forth in the Note (where the date of conversion is the relevant Interest Payment Date”). The Conversion Price is subject to customary adjustments. The Note may be prepaid at any time or from time to time without the consent of Energy Evolution and without penalty or premium, provided that the Company provides Energy Evolution with at least five business days prior written notice, each principal payment is made in cash and all accrued interest is paid in cash, or at the option of Energy Evolution, by issuance of shares of common stock of the Company in the manner set forth in the Note (where the Interest Payment Date is the date of prepayment).

For a description of any material relationship between the Company and Energy Evolution, see the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023, the Company’s Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 13, 2023 and the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023.

The foregoing summary of the Note is qualified in its entirety by reference to the full terms and conditions of the Note, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Note was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. Energy Evolution is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
10	Empire Petroleum Corporation Promissory Note Due February 15, 2026 in the aggregate principal amount of $5.0 million in favor of Energy Evolution Master Fund, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: February 21, 2024	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

4